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                                                                       EXHIBIT 5

                                HALE AND DORR LLP
                                 60 STATE STREET
                                BOSTON, MA 02109
                                 (617) 526-6000

                                    September 14, 1999



Analog Devices, Inc.
One Technology Way
Norwood, MA 02062

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration of 2,000,000 shares of common stock, $.16 2/3 par value per share, (the "Shares") of Analog Devices, Inc., a Massachusetts corporation (the "Registrant" or the "Company"), under the Registrant's Deferred Compensation Plan (the "Plan").

     We have examined the Registration Statement and all exhibits thereto, all as filed with the Commission, the Restated Articles of Organization and the By-Laws of the Registrant and all amendments thereto and the Plan and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings of the directors of the Registrant, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, and (iii) the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and will, when issued and sold by the Registrant as provided in the Registration Statement, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

                                            Very truly yours,


                                            /s/ Hale and Dorr LLP

                                            HALE AND DORR LLP


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